EXHIBIT 23.1

                 CONSENT OF GRANT THORNTON, LLP

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            Consent of Independent Certified Public Accountants


     We have issued our report dated January 24, 1997 accompanying the consolidated financial statements of Royal Bancshares of Pennsylvania, Inc. appearing in the 1996 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-K for the year ended December 31, 1996 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports on Form S-8.



/s/ Grant Thornton LLP
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GRANT THORNTON, LLP

Philadelphia, Pennsylvania
April 21, 1997